SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Amendment No. )

Filed by the registrant   /x/

Filed by a party other than the registrant /  /

Check appropriate box:

/  / Preliminary proxy statement

/x/  Definitive proxy statement

/  /  Definitive additional materials

/  /  Soliciting material pursuant to Rule 14a-11(c) of Rule 14a-12

OPPENHEIMER VARIABLE ACCOUNT FUNDS
(Name of Registrantg as Specified in Charter)

OPPENHEIMER VARIABLE ACCOUNT FUNDS
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/ No fee required.

/  / Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

(1) Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
-------
1 - Set forth the amount on which the filing fee is calculated and state how it was determined.

(4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing Party:

(4) Date Filed:

                   OPPENHEIMER VARIABLE ACCOUNT FUNDS
                    Oppenheimer Growth & Income Fund

                         6803 South Tucson Way, Englewood, Colorado 80112


                           NOTICE OF MEETING OF SHAREHOLDERS TO BE HELD

                                               April 23, 1997



TO THE SHAREHOLDERS OF
OPPENHEIMER GROWTH & INCOME FUND:

     Notice is hereby given that a Meeting of the Shareholders of Oppenheimer Growth & Income Fund (the "Fund"), a series of Oppenheimer Variable Account Funds (the "Trust"), will be held at 6803 South Tucson Way, Englewood, Colorado 80112, on April 23, 1997, at 10:00 A.M., Denver time, or any adjournments thereof, for the following purposes:

     (a)  To approve the Fund's current Investment Advisory
          Agreement between the Trust and OppenheimerFunds, Inc.
          (the "Manager") (Proposal No. 1);

     (b) To transact such other business as may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on February 28, 1997, are entitled to notice of and to vote at the meeting. The Proposal is more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote in favor of the Proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

                                   By Order of the Board of
                                   Trustees,

                                   /s/ Andrew J. Donohue
                                   ----------------------
                                   Andrew J. Donohue, Secretary



March 14, 1997

Shareholders who do not expect to attend the meeting are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
                     Oppenheimer Growth & Income Fund

             6803 South Tucson Way, Englewood, Colorado 80112


                                                 PROXY STATEMENT


                                             MEETING OF SHAREHOLDERS

                                            TO BE HELD April 23, 1997


     This proxy statement is furnished to the shareholders of Oppenheimer Growth & Income Fund (the "Fund"), a series of Oppenheimer Variable Account Funds (the "Trust"), in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a meeting (the "Meeting") of Shareholders to be held at 6803 South Tucson Way, Englewood, Colorado 80112, at 10:00 A.M., Denver time, on April 23, 1997, or any adjournments thereof. It is expected that the mailing of this proxy statement will be made on or about March 21, 1997. For a free copy of the annual report covering the operations of the Fund for the fiscal year ending December 31, 1996, call the OppenheimerFunds LifeTrust Service Center at 1-800-258-4511.

     The enclosed form of proxy, if properly executed and returned, will be voted (or withheld from voting) in accordance with the choices specified thereon and will be included in determining whether there is a quorum to conduct the meeting. The proxy will be voted in favor of the Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the Proposal. The proxy may be revoked at any time prior to the voting thereof by (1) writing to the Secretary of the Fund at 6803 South Tucson Way, Englewood, Colorado 80112 (if received in time to be acted upon); (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted). The cost of the printing and distribution of the proxy materials is an expense of the Fund.

Shares Outstanding and Entitled to Vote. As of February 28, 1997, the record date, there were 3,487,779.851 shares of the Fund issued and outstanding. All shares of the Fund have equal voting rights, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. As of the record date, all of the outstanding shares of the Fund were held by Separate Accounts ("Accounts") of Massachusetts Mutual Life Insurance Company ("MassMutual") and its subsidiary, MML Bay State Life Insurance Company ("Bay State"), both located in Springfield, MA. Shares of the Fund held in each Account will be voted based on instructions received from the owners of such Accounts ("Account Owners") having a voting interest in the Fund. Shares for which no instructions are received in time to be voted and shares which are not attributable to Account Owners will be voted by MassMutual or Bay State, whichever is record holder, in the same proportion as shares of that Account for which instructions are received in time to be voted.


            APPROVAL OF CURRENT INVESTMENT ADVISORY AGREEMENT

     Oppenheimer Variable Account Funds (the "Trust") has an Investment Advisory Agreement (the "Agreement") with OppenheimerFunds, Inc., Two World Trade Center, 34th Floor, New York, NY 10048-0203, (the "Manager") on behalf of the Fund dated May 1, 1995. At a meeting held December 17, 1996, the Agreement was most recently approved by the Trust's Board of Trustees, including a majority of the Trustees who are not "interested persons," (as defined in the Investment Company Act), of the Trust or the Manager ("disinterested Trustees"). The Manager, as the Fund's only shareholder, approved the Agreement on May 1, 1995.
The Agreement is being submitted to the Fund's public shareholders for the first time. A copy of the Agreement, attached to this proxy statement as Exhibit A has not been modified or amended since it was last approved by the sole shareholder and the Board recommends approval of the Agreement without any amendments. In the Agreement, the Manager is referred to by its prior name, "Oppenheimer Management Corporation."

Rate of Compensation Under the Proposed Agreement. Under the Agreement, the Manager supervises the investment operations of the Fund and the composition of its portfolio and furnishes the Fund advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The management fee payable monthly under the Agreement to the Manager is computed on the average net assets of the Fund as of the close of business each day at the following annual rate: .75% on the first $200 million of average annual net assets, .72% on the next $200 million, .69% on the next $200 million, .66% on the next $200 million and .60% of average annual net assets in excess of $800 million. During the fiscal year ended December 31, 1996, the Fund paid a management fee of $160,819 to the Manager under the Agreement. The Manager also acts as investment adviser to other funds that have similar or comparable investment objectives. A list of those funds and the net assets and advisory fee rates paid by those funds is contained in Exhibit B to this Proxy Statement.

     The Agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment as well as to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund, including the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund. Expenses not expressly assumed by the Manager under the Agreement are paid by the Fund. The Agreement lists examples of expenses paid by the Fund, the major categories of which relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share certificate issuance costs, certain printing and registration costs, and non-recurring expenses, including litigation.

     The Agreement contains no expense limitation. However, independently of the Agreement, the Manager has undertaken that the total expenses of the Fund in any fiscal year (including the management fee but excluding taxes, interest, brokerage fees and any extraordinary non-recurring expenses, such as litigation) shall not exceed 2.5% of the first $30 million of the Fund's net assets, plus 2% of the next $70 million, plus 1.5% of net assets in excess of $100 million. The Manager has reserved the right to change or eliminate this expense limitation at any time. The Manager has advised the Trust that it may withdraw the expense limit undertaking in the near future, regardless of whether this
Proposal is approved.    During the Fund's most recent fiscal year
ended December 31, 1996 the Fund's expenses did not exceed the voluntary expense limit undertaking .

     The Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations under the Agreement, the Manager is not liable for any loss sustained by the Trust or the Fund in connection with matters to which the Agreement relates. The Agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser. If the Manager shall no longer act as investment adviser to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

Brokerage Provisions of the Agreement. One of the duties of the Manager under the Agreement is to arrange the portfolio transactions for the Fund. The Agreement contains provisions relating to the employment of broker-dealers ("brokers") to effect the Fund's portfolio transactions. In doing so, the Manager is authorized by the Agreement to employ such broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act, as may, in its best judgment based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable price obtainable) of such transactions. The Manager need not seek competitive commission bidding but is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interest and policies of the Fund as established by its Board of Trustees. Purchases of securities from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked price.

     Under the Agreement, the Manager is authorized to select brokers that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would have charged if a good faith determination is made by the Manager that the commission is fair and reasonable in relation to the services provided. Subject to the foregoing considerations, the Manager may also consider sales of shares of the Fund and other investment companies managed by the Manager or its affiliates as a factor in the selection of brokers for the Fund's portfolio transactions.

Description of Brokerage Practices Followed by the Manager.
Subject to the provisions of the Agreement, and the procedures and rules described above, allocations of brokerage are generally made by the Manager's portfolio traders based upon recommendations from the Manager's portfolio managers. In certain instances portfolio managers may directly place trades and allocate brokerage, also subject to the provisions of the Agreement and the procedures and rules described above. In either case, brokerage is allocated under the supervision of the Manager's executive officers. Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. Brokerage commissions are paid primarily for effecting transactions in listed securities or for certain fixed-income agency transactions in the secondary market, and are otherwise paid only if it appears likely that a better price or execution can be obtained. When the Fund engages in an option transaction, ordinarily the same broker will be used for the purchase or sale of the option and any transaction in the securities to which the option relates. When possible, concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its affiliates are combined. The transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account. Option commissions may be relatively higher than those which would apply to direct purchases and sales of portfolio securities.

     Most purchases of money market instruments and debt obligations are principal transactions at net prices. Instead of using a broker for those transactions, the Fund normally deals directly with the selling or purchasing principal or market maker unless the Manager determines that a better price or execution can be obtained by using a broker. Purchases of these securities from underwriters include a commission or concession paid by the issuer to the underwriter. Purchases from dealers include a spread between the bid and asked prices. The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

     The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates, and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. Such research, which may be supplied by a third party at the instance of a broker, includes information and analyses on particular companies and industries as well as market or economic trends and portfolio strategy, receipt of market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars. The Board of Trustees permits the Manager to use concessions on fixed price offerings to obtain research in the same manner as is permitted for agency transactions. The Board also permits the Manager to use stated commissions on secondary fixed-income agency trades to obtain research where the broker has represented to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction.

     The research services provided by brokers broaden the scope and supplement the research activities of the Manager, by making available additional views for consideration and comparisons, and by enabling the Manager to obtain market information for the valuation of securities held in the Fund's portfolio or being considered for purchase.

The Manager and the Transfer Agent. Subject to the authority of the Board of Trustees, the Manager is responsible for the day-to-day management of the Fund's business, pursuant to its Investment Advisory Agreement with the Fund. OppenheimerFunds Services, a division of the Manager, P.O. Box 5270, Denver, CO 80217, serves as the transfer agent for the Fund on an "at-cost" basis, for which it did not receive any payment from the Fund during the fiscal year ended December 31, 1996.

     The Manager (including a subsidiary) currently manages investment companies, including other Oppenheimer funds, with assets of more than $62 billion as of December 31, 1996, and with more than 3 million shareholder accounts. The Manager is a wholly-owned subsidiary of Oppenheimer Acquisition Corp. ("OAC"), a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). The Manager and OAC are located at Two World Trade Center, New York, New York 10048. MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111.
OAC acquired the Manager on October 22, 1990. As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager, (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except MassMutual. MassMutual has engaged in the life insurance business since 1851.

     The common stock of OAC is divided into three classes. At December 31, 1996, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock, (ii) 716,943 shares of Class B voting stock, and (iii) 1,353,873 shares of Class C non-voting stock. This collectively represented 86.2% of the outstanding common stock and 94.2% of the voting power of OAC as of that date. Certain officers and/or directors of the Manager held (i) 407,866 shares of the Class B voting stock, representing 8.3% of the outstanding common stock and 4.1% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 684,407 shares of Class C non-voting stock. That group includes persons who serve as officers of the Fund (Ms. Macaskill and Messrs. Donohue, Bowen, Levine, Doll, Milnamow, Zack, Bishop and Farrar) and Mr. Swain, who serves as a Trustee of the Fund. Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Manager). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price. During the fiscal year ended December 31, 1996, the only transaction by a person who serves as a Trustee of the Fund were by Mr. Sam Freedman, who surrendered to OAC 45,474 stock appreciation rights issued in tandem with the Class C OAC
options, for a cash payment of $4,497,833.34.   Mr. Freedman no
longer holds any OAC stock appreciation rights or other financial interests in the Manager or any of its affiliates.

     The names and principal occupations of the executive officers and directors of the Manager are as follows: Bridget A. Macaskill, President, Chief Executive Officer and a director; Donald W. Spiro, Chairman Emeritus and a director; Robert G. Galli and James C. Swain, Vice Chairmen; Robert C. Doll, Executive Vice President and a director; Andrew J. Donohue, Executive Vice President, General Counsel and a director; O. Leonard Darling, Paula Gabriele, Barbara Hennigar, Tilghman G. Pitts, III, James Ruff, Loretta McCarthy and Nancy Sperte, Executive Vice Presidents; George C. Bowen, Senior Vice President and Treasurer; Peter M. Antos, Victor Babin, Robert
A. Densen, Ronald H. Fielding, Robert E. Patterson, Richard Rubinstein, Arthur Steinmetz, Ralph Stellmacher, John Stoma, Jerry
A. Webman, William L. Wilby and Robert G. Zack, Senior Vice Presidents. These officers are located at one of the four offices of the Manager: Two World Trade Center, New York, NY 10048-0203; 6803 South Tucson Way, Englewood, CO 80112; 350 Linden Oaks, Rochester, NY 14625-2807 and One Financial Plaza, 755 Main Street, Hartford, CT 06103.

Considerations by the Board of Trustees. The Agreement was first approved and adopted by the Trustees when the Fund was being organized in 1995 as the ninth series of the Trust. At that time, the Manager had advised the Trustees that the investment advisory fee rate was fair and reasonable. After their deliberations, the Trustees had concluded that the terms and conditions of the Agreement, the serviced to be provided by the Manager, and the investment advisory fee rate were reasonable.

     In connection with the annual review by the Board of Trustees in December 1996 to determine if the Agreement should be approved and renewed, the Board and the Independent Trustees considered and reviewed materials prepared for this purpose by an independent consultant engaged to assist the Independent Trustees for this purpose. The Board also considered materials provided by the Manager. As a result of its deliberations, the Board of Trustees, including the Independent Trustees, concluded to approve and renew the Agreement without amendment for an additional one year period.

     The materials reviewed and considered by the Board at the December 1996 meeting included information on: the nature, quality and extent of services rendered by the Manager to the Fund; an analysis of the Fund's investment advisory fee, investment performance, expense ratios and expenses of the Fund as compared in each case to comparable mutual funds; the investment performance of other mutual funds for which the Manager acts as investment adviser; information on the portfolio manager for the Fund and his experience and qualifications; the profitability of the Manager from its investment advisory operations for the Fund and other mutual funds for which it or its affiliates are the investment adviser; the financial condition and resources of the Manager and its parent, OAC; the benefits which the Managerf obtains from its relationship with the Fund; and economies of scale made available to the Fund by the Manager. The Board also considered the terms and conditions of the Agreement, and considered alternatives to the use of the Manager, and concluded that the performance of the Manager in rendering the services pursuant to the Agreement have been satisfactory.

     The Board of Trustees, including the Independent Trustees, considered all of the above matters in reaching its decision to approve the Agreement and to renew it for an additional year. The Board did not single out any one factor or group of factors as being more important than other factors, but considered such matters together in arriving at its decision.

Determination by the Independent Trustees and the Board of Trustees. After completion of its review, the Independent Trustees recommended that the Board of Trustees approve, and the Board unanimously approved, the Agreement.

Vote Required. An affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund is required for approval of the Agreement for the Fund. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of:
(i) 67% or more of the voting securities present or represented by proxy at the shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The Board of Trustees recommends a vote in favor of approving the Investment Advisory Agreement.

                    RECEIPT OF SHAREHOLDER PROPOSALS

     The Trust is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Trust or the shareholders (under special conditions described in the Trust's Statement of Additional Information). Under the proxy rules of the Securities and Exchange Commission, shareholder proposals which meet certain conditions may be included in the Trust's proxy statement and proxy for a particular meeting. Those rules require that for future meetings, the shareholder must be a record or beneficial owner of Trust shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Trust of any such proposal. Under those rules, a proposal submitted for inclusion in the Trust's proxy material for the next meeting after the meeting to which this proxy statement relates must be received by the Trust a reasonable time before the solicitation is made. The fact that the Trust receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.


                                                 OTHER BUSINESS

     Management of the Trust knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.


                  By Order of the Board of Trustees,

                   /s/ Andrew J. Donohue
                   ---------------------
                  Andrew J. Donohue, Secretary


March 14, 1997

                                        Exhibit A

                         INVESTMENT ADVISORY AGREEMENT


AGREEMENT made the 1st day of May, 1995, by and between OPPENHEIMER VARIABLE ACCOUNT FUNDS (hereinafter referred to as the "Trust"), and OPPENHEIMER MANAGEMENT CORPORATION (hereinafter referred to as "OMC").

WHEREAS, the Trust is an open-end, diversified series management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), and OMC is a registered investment adviser; and

WHEREAS, OPPENHEIMER GROWTH & INCOME FUND (the "Fund") is a series of the Trust having a separate portfolio, investment policies and investment restrictions; and

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.   General Provision.

a. The Trust hereby employs OMC and OMC hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. OMC shall, in all matters, give to the Fund and the Trust's Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to: (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Trust; (v) the fundamental policies and investment restrictions of the Fund as reflected in the Trust's registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the Prospectus and Statement of Additional Information of the Trust in effect from time to time. The appropriate officers and employees of OMC shall be available upon reasonable notice for consultation with any of the trustees and officers of the Trust with respect to any matters dealing with the business and affairs of the Trust including the valuation of portfolio securities of the Fund which securities are either not registered for public sale or not traded on any securities market.

2.  Investment Management.

a. OMC shall, subject to the direction and control by the Trust's Board of Trustees: (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

b. Provided that the Trust shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph 7 hereof, OMC may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

c. OMC shall not be liable for any loss sustained by the Trust and/or the Fund in connection with matters to which this Agreement relates, except a loss resulting by reason of OMC's willful misfeasance, bad faith or gross negligence in the performance of its duties; or by reason of its reckless disregard of its obligations and duties under this Agreement.

d. Nothing in this Agreement shall prevent OMC or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict OMC or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OMC of its duties and obligations under this Agreement.

3.   Other Duties of OMC.

     OMC shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of the Fund for its shareholders; composition of proxy materials for meetings of the Fund's shareholders, and the composition of such registration statements as may be required by Federal securities laws for continuous public sale of shares of the Fund. OMC shall, at its own cost and expense, also provide the Trust with adequate office space, facilities and equipment. OMC shall, at its own expense, provide such officers for the Fund as the Fund's Board may request.

4.   Allocation of Expenses.

     All other costs and expenses of the Fund not expressly assumed by OMC under this Agreement, shall be paid by the Trust, including, but not limited to: (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums for fidelity and other coverage requisite to its operations; (iv) compensation and expenses of its trustees other than those associated or affiliated with OMC; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under Federal securities laws of shares of the Fund for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any legal obligation which the Trust may have on behalf of the Fund to indemnify its officers and trustees with respect thereto. Any officers or employees of OMC or any entity controlling, controlled by or under common control with OMC, who may also serve as officers, trustees or employees of the Trust shall not receive any compensation from the Trust for their services. The expenses with respect to any two or more series of the Trust shall be allocated in proportion to the net assets of the respective series except where allocations of direct expenses can be made.

5.   Compensation of OMC.

     The Trust agrees to pay OMC on behalf of the Fund and OMC agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net asset value of the Fund as of the close of each business day and payable monthly at the annual rate of: .75% of the first $200 million of average annual net assets; .72% of the next $200 million; .69% of the next $200 million; .66% of the next $200 million; and .60% of average annual net assets in excess of $800 million.

6.   Use of Name "Oppenheimer."

     OMC hereby grants to the Trust a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Trust and the Fund for the duration of this Agreement and any extensions or renewals thereof. To the extent necessary to protect OMC's rights to the name "Oppenheimer" under applicable law, such license shall allow OMC to inspect, and subject to control by the Trust's Board, control the name and quality of services offered by the Fund under such name. Such license may, upon termination of this Agreement, be terminated by OMC, in which event the Trust shall promptly take whatever action may be necessary to change its name and the name of the Fund and discontinue any further use of the name "Oppenheimer" in the name of the Trust or the Fund or otherwise. The name "Oppenheimer" may be used or licensed by OMC in connection with any of its activities, or licensed by OMC to any other party.

7.   Portfolio Transactions and Brokerage.

a. OMC is authorized, in arranging the purchase and sale of the Fund's portfolio securities, to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter "broker-dealers"), including "affiliated" broker-dealers (as that term is defined in the Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OMC of its investment management functions.

b. OMC shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OMC on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

c. OMC shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which OMC or its affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Trust to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OMC determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of OMC or its affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, OMC will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, OMC shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Trust over a representative period selected by the Trust's trustees were reasonable in relation to the benefits to the Fund.

d. OMC shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Trustees of the Trust and the provisions of this paragraph 7.

e. The Trust recognizes that an affiliated broker-dealer: (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Trust; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

f. Subject to the foregoing provisions of this paragraph 7, OMC may also consider sales of shares of the Fund and the other funds advised by OMC and its affiliates as a factor in the selection of broker-dealers for its portfolio transactions.

8.   Duration.

     This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 10 hereof, this Agreement shall continue in effect until December 31, 1996, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Trust's Board of Trustees, including the vote of the majority of the trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9.   Disclaimer of Trustee or Shareholder Liability.

     OMC understands and agrees that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust or Fund personally, but bind only the Trust and the Trust's property. OMC represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming Trustee or shareholder liability for acts or obligations of the Trust.

10.  Termination.

     This Agreement may be terminated: (i) by OMC at any time without penalty upon sixty days' written notice to the Trust (which notice may be waived by the Trust); or (ii) by the Trust at any time without penalty upon sixty days' written notice to OMC (which notice may be waived by OMC) provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of the trustees of the Trust then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Fund (as defined in the Investment Company Act).

11.  Assignment or Amendment.

     This Agreement may not be amended or the rights of OMC hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the Trust. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined as stated below.

12.  Definitions.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.


                             OPPENHEIMER VARIABLE ACCOUNT FUNDS

                             for OPPENHEIMER GROWTH & INCOME FUND




                             By:        /s/ Andrew J.Donohue


                             Andrew J. Donohue, Vice President



                             OPPENHEIMER MANAGEMENT CORPORATION




                             By:       /s/ Mitchell J. Lindauer


                                        Mitchell J. Lindauer
                                        Vice President

                                        EXHIBIT B
                         Information on Comparable
                 Funds Managed by OppenheimerFunds, Inc.


Name of Fund                 Approximate         Advisory Fee Rate
                       Net Assets            as % of Average
                       as of 12/31/96        Annual Net Assets
Oppenheimer Total      $2,616.1              0.75% of the first $100 million of
Return Fund, Inc.                            average netassets,
                                             0.70% of the next $100 million,
                                             0.65% of the next $100 million,
                                             0.60% of the next $100 million,
                                             0.55% of the next $100 million, and
                                             0.50% of average annual net assets
                                             in excess of $500 million
Oppenheimer Equity Income
Fund                   $2,678.3   0.75% of the first $100 million of average net
                                  assets,
                                  0.70% of the next $100 million,
                                  0.65% of the next $100 million,
                                  0.60% of the next $100 million,
                                  0.55% of the next $100 million, and
                                  0.50% of average annual net assets in excess of
                                  $500 million
Oppenheimer Main Street
Income & Growth Fund,
a series of Oppenheimer Main
Streeet Funds, Inc.          $6,809.1  0.65% of the first $200 million of
                                  average annual net assets,
                                  0.60% of the next $150 million,
                                  0.55% of the next $150 million, and
                                  0.45% of average annual net assets in excess of
                                  $500 million
Oppenheimer Multiple Strategies
Fund, another series of Oppenheimer
Variable Account Funds       $484.3    0.75% of the first $200 million of average annual
                                  net assets,
                                  0.72% of the next $200 million,
                                  0.69% of the next $200 million,
                                  0.66% of the next $200 million,
                                  and 0.60% of average annual net assets in excess
                                  of $800 million

Oppenheimer Multiple
Strategies Fund              $308.6    0.75% of the first $200 million of
                                  average annual net assets,
                                  0.72% of the next $200 million,
                                  0.69% of the next $200 million,
                                  0.66% of the next $200 million,
                                  and 0.60% of average annual net assets in excess
                                  of $800 million
Oppenheimer Disciplined
Allocation Fund              $241.1    0.625% of the first $300 million of average annual
                                  net assets,
                                  0.500% of the next $100 million,
                                  and 0.450% of average annual net assets in excess
                                  of $400 million
Oppenheimer Strategic
Income & Growth Fund         $84.6           0.75% of the first $200 million of average annual
                                  net assets,
                                  0.72% of the next $200 million,
                                  0.69% of the next $200 million,
                                  0.66% of the next $200 million,
                                  0.60% of the next $200 million,
                                  and 0.50% of average annual net assets in excess
                                  of $1 billion
Oppenheimer Quest Growth
& Income Value Fund*         $69.3           0.85% of total average annual net assets
Oppenheimer Quest Opportunity
Value Fund*                  $2,087.5  1.00% of the first $400 million of average annual net assets,
                                  0.90% of the next $400 million of average annual
                                  net assets,
                                  and 0.85% of average annual net assets over $800
                                  million

_______________
*OppenheimerFunds, Inc. pays a subadvisory fee to OpCap Advisors for providing day-to-day portfolio management.

Oppenheimer Growth & Income Fund, a series of Oppenheimer Variable Account Funds/Proxy for Shareholders Meeting to be held April 23,
1997

The undersigned indirect shareholder of Oppenheimer Growth & Income Fund (the "Fund"), a series of Oppenheimer Variable Account Funds, does hereby direct ______________ (the "Insurance Company") to appoint George C. Bowen, Rendle Myer, Robert Bishop and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the Insurance Company, with full power of substitution, to attend the Meeting of Shareholders of the Fund to be held April 23, 1997, at 6803 South Tucson Way, Englewood, Colorado at 10:00 A.M., Denver time, and at all adjournments thereof, and to vote the shares held in the name of the Insurance Company for the undersigned on the record date for said meeting on the proposal as specified on this proxy ballot. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, WHICH
RECOMMENDS A VOTE FOR THE PROPOSAL ON THIS PROXY BALLOT.  THE
SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED ON THIS PROXY BALLOT OR FOR IF NO CHOICE IS INDICATED.

Please mark your proxy, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.
Approval of the Fund's current Investment Advisory (Proposal No.
1).

          FOR____      AGAINST____           ABSTAIN____


                             Dated: ___________________________, 1997
                                  (Month)    (Day)

                                  ___________________________________
                                       Signature(s)

                                  ___________________________________
                                       Signature(s)


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on behalf of such entity and give his or her title.


proxy\600ballo.wpd